SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 9, 2002


                             3D SYSTEMS CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-22250                95-4431352
   (State or Other Jurisdiction     (Commission             (IRS Employer
      of Incorporation)             File Number)         Identification No.)


                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)


                                 (661) 295-5600
                         (Registrant's Telephone Number)


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ITEM 5.  OTHER EVENTS

(1) On July 9, 2002, the United States Department of Justice approved Sony Corporation as the licensee for certain of our technology, as provided for by the Final Judgement issued on April 17, 2002, by the United States District Court for the District of Columbia, relating to our acquisition of DTM Corporation. Under the terms of the license agreement, we have granted a license to Sony to certain of our North American patents and software copyrights for use only in the field of stereolithography within North America (consisting of the United States, Canada and Mexico) together with a list of our North American stereolithography customers, in exchange for a license fee of $US 900,000 payable by August 8, 2002. This license applies only to those North American patents which we or DTM owned or licensed as of April 17, 2002, as well as any applied-for patents as of April 17, 2002, that cover technology marketed prior to April 17, 2002 for use in the field of stereolithography. The license does not apply to technology which we may develop in the future. The license is perpetual, assignable, transferable and non-exclusive, but there is no right to sublicense except as necessary to establish distribution and to outsource manufacturing.

(2) Reference is made to the press release of Registrant, issued on July 17, 2002, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements. None.

     (b)  Pro Forma Financial Information. None.

     (c)  Exhibits.

          Exhibit 99.1 Press Release dated July 17, 2002.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 23, 2002                   3D Systems Corporation


                                /S/ KEITH KOSCO
                                -----------------------------------------------
                                By:    Keith Kosco
                                Its:   General Counsel and Secretary


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                                  EXHIBIT INDEX

EXHIBITS

99.1 Press Release dated July 17, 2002, announcing 2002 second quarter results.


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